Exhibit 10.2

Execution Version

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 15, 2010, is entered into by and among CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement referenced below (together with their respective successors and assigns, the “Lenders” and each, a “Lender”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank as Administrative Agent for each Lender (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement referenced below.

WHEREAS, the Lender previously made available to the Company a credit facility pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 16, 2009, by and among the Company, the Lender and the Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of November 18, 2009, by and among the Company, the Lender and the Administrative Agent (the “First Amendment”) (as further amended, restated or supplemented from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lender previously (i) made available to the Company a revolving credit facility in the amount of $20,000,000 (reduced to $15,000,000 pursuant to the First Amendment), and (ii) funded a term loan in the original principal amount of $10,000,000;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement to, among other things, (i) reduce the Revolving Commitment to $13,500,000 from and after October 1, 2010, (ii) shorten the maturity date of the Revolving Loan and Term Loan to August 1, 2011, (iii) modify certain financial covenants, eliminate certain financial covenants and eliminate the requirement to test the financial covenants on April 3, 2010, (iv) modify the definition of Borrowing Base to reduce the inventory cap from $7,500,000 to $6,750,000, (v) modify the pricing applicable to the Revolving Loan and Term Loan, and (vi) modify the definition of Eligible Accounts to exclude any Dating Program Accounts that are more than sixty (60) days past due, in each case, all on the terms and conditions set forth herein; and

WHEREAS, as of the date of this Amendment, there exist Events of Default under and as defined in the Credit Agreement as a result of the Company’s failure to comply with the minimum Adjusted EBITDA requirement in Section 11.13.1 of the Credit Agreement and the Fixed Charge Coverage Ratio requirement in Section 11.13.2 of the Credit Agreement, in each case, for the period ended January 2, 2010 (the “Existing Covenant Defaults”).

NOW, THEREFORE, in consideration of the premises, to induce the Lender and Administrative Agent to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1.  Incorporation of Recitals.  The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2.  Amendment of the Credit Agreement.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Amendment, the Credit Agreement is hereby amended and modified as follows:

A.                                   Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(1)                                  The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following (and Annex C of the Credit Agreement is hereby eliminated):

“Applicable Margin means, for any day, the rate per annum set forth below, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Revolving Loan and Term Loan
LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
4.0%	1.75%	0.375%	1.50	%”

(2)                                  The inventory cap (currently set at $7,500,000) contained in the definition of “Borrowing Base” is hereby reduced to $6,750,000.

(3)                                  The definition of “Computation Period” is hereby deleted in its entirety and replaced with the following:

“Computation Period means (a) with respect to each financial covenant contained in Section 11.13 (other than the minimum Adjusted EBITDA covenant contained in Section 11.13.1), each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter, and (b) with respect to the minimum Adjusted EBITDA covenant contained in Section 11.13.1, each period of three consecutive months ending on the last day of a Fiscal Quarter, commencing with the Fiscal Quarter ending July 3, 2010.”

(4)                                  Clause (k) of the definition of “Eligible Account” is hereby deleted in its entirety and replaced with the following:

“(k)                            such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) sixty (60) days past the due date thereof as reflected in the original invoice therefor, or (ii) one-hundred (120) days past the original invoice date therefor (provided, however, the requirement set forth in item (ii) of this clause (k) shall not apply to the Dating Program Accounts to the extent the applicable Account Debtors are in compliance with the terms and conditions of the Dating Program with respect to the applicable Dating Program Accounts and a Senior Officer certifies in the applicable Borrowing Base Certificate that to his or her knowledge such Account Debtors are in compliance with the Dating Program and that such Dating Program Accounts (including any portion thereof) are not more than sixty (60) days past due);”

(5)                                  The definition of “Revolving Commitment” is hereby deleted in its entirety and replaced with the following:

“Revolving Commitment means (a) $15,000,000 at all times prior to October 1, 2010, and (b) $13,500,000 at all times from and after October 1, 2010, as reduced from time to time pursuant to Section 6.1.”

(6)                                  The definition of “Term Loan Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Term Loan Maturity Date means the earlier of (a) August 1, 2011 or (b) the Termination Date.”

(7)                                  The definition of “Termination Date” is hereby deleted in its entirety and replaced with the following:

“Termination Date means the earlier to occur of (a) August 1, 2011 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

B.                                     Section 11.13.1.  Section 11.13.1 (Minimum Adjusted EBITDA) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“11.13.1      Minimum Adjusted EBITDA.  Not permit Adjusted EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

Computation Period Ending	Adjusted EBITDA

July 3, 2010	$2,100,000

October 2, 2010	$2,000,000

January 1, 2011	$500,000

April 2, 2011	$(600,000)

July 2, 2011	$2,100,000	”

C.                                     Section 11.13.2.  Section 11.13.2 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is hereby deleted in its entirety and replaced with the following (and such financial covenant is hereby removed from the Credit Agreement):

“11.13.2      [Intentionally Deleted].”

D.                                    Section 11.13.4.  Section 11.13.4 (Maximum Adjusted Total Cash Flow Leverage) of the Credit Agreement is hereby deleted in its entirety and replaced with the following (and such financial covenant is hereby removed from the Credit Agreement):

“11.13.4      [Intentionally Deleted].”

E.                                      Sections 11.13.3 and 11.13.5.  Notwithstanding the test dates set forth in Section 11.13.3 (Minimum Tangible Net Worth) and Section 11.13.5 (Capital Expenditures), such financial covenants shall not be tested for the Computation Period ended April 3, 2010, it being agreed that the next test date for both such financial covenants after April 3, 2010 shall be July 3, 2010.  Other than eliminating the April 3, 2010 test date for both such financial covenants, the requirements and test dates for such financial covenants shall continue in full force and affect.

Section 3.  Borrowing Base.  The Company acknowledges and agrees that, as provided in the most recent field audit report, effective as of the date hereof, the following reserves will be implemented in respect of the Eligible Inventory component of the Borrowing Base:  (i) a reserve for slow-moving Inventory in the amount of $3,115,000, and (ii) a test count reserve equal to seven percent (7.0%) of the Eligible Inventory of Williams Furnace.  As a condition to the effectiveness of this Amendment, the Company will deliver a pro forma Borrowing Base Certificate setting forth the Borrowing Base as of April 3, 2010 (giving effect to the modifications and the reserves set forth in this Amendment).  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be restricted from implementing additional reserves or increasing any reserves with respect to the Borrowing Base, which the Administrative Agent deems necessary in its reasonable discretion.

Section 4.  Waiver.  It is hereby agreed and understood that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Amendment, the Administrative Agent and each Lender hereby waives the Existing Covenant Defaults and all of their respective rights and remedies with respect to the Existing Covenant Defaults.  The waiver hereunder will not in any way operate as (i) an amendment or modification of the Credit Agreement or any related agreement, (ii) a waiver of repayment by the Company of any portion of the outstanding Obligations under the Credit Agreement, or (iii) a waiver of, or consent with respect to, any existing or future Event of Default, or a waiver or abandonment to any right or remedy available to the Lender with respect to any such Event of Default, all of which rights are reserved.

Section 5.  Revolving Loan Note and Term Loan Note.  It is hereby agreed and understood that the Revolving Loan Note and the Term Loan Note remain in full force and effect and that the Obligations evidenced thereby remain due and payable on the terms set forth therein and in the Credit Agreement (as modified by this Amendment).

Section 6.  Amendment of the Loan Documents.  It is hereby agreed and understood by the Administrative Agent, each Lender and the Company that, subject to the complete fulfillment and performance of the conditions precedent set forth in Section 7 of this Amendment and effective as of the effective date of this Amendment, each reference to the Credit Agreement, the Revolving Loan, the Term Loan, the Revolving Loan Note, the Term Loan Note, and/or any other defined terms or any Loan Documents in any Loan Documents shall be deemed to be a reference to any such defined terms or such agreements as such terms or agreements are amended or modified by this Amendment.  Any breach of any representation, warranty, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

Section 7.  Conditions Precedent.  The effectiveness of this Amendment and the obligations of the Administrative Agent and each Lender hereunder are subject to the satisfaction, or waiver by the Administrative Agent, of the following conditions precedent on or before the date hereof (unless otherwise provided or agreed to by the Administrative Agent) in addition to the conditions precedent specified in Section 12.2 of the Credit Agreement:

A.                                   The Company shall have (i) paid to the Administrative Agent, for its benefit and the ratable benefit of each Lender, a waiver and amendment fee of $20,000, and (ii) paid and/or reimbursed all reasonable fees, costs and expenses relating to this Amendment and owed to the Lender pursuant to the Credit Agreement in connection with this Amendment.

B.                                     The Company shall have delivered, or caused to be delivered, original fully completed, dated and executed originals of (i) this Amendment, (ii) a pro forma Borrowing Base Certificate setting forth the Borrowing Base as of April 3, 2010 (giving effect to the modifications and the reserves set forth in this Amendment), and (iii) such other certificates, instruments, agreements or documents as the Administrative Agent may reasonably request (each of the foregoing certificates, instruments, agreements and documents described in this Section 7(B) (other than this Amendment) which constitute Loan Documents are hereinafter referred to collectively as the “Other Documents”).

C.                                     The following statements shall be true and correct and the Company, by executing and delivering this Amendment to the Lender and the Administrative Agent, hereby certifies that the following statements are true and correct as of the date hereof:

(1)                                  Other than as expressly contemplated by this Amendment, since the date of the most recent financial statements furnished by the Company to the Administrative Agent (which financial statements were true and correct in all material respects and otherwise conformed to the requirements set forth in the Credit Agreement for such financial statements), there shall have been no change which has had or will have a material adverse effect on the business, operations, properties or financial condition of the Loan Parties taken as a whole;

(2)                                  The representations and warranties of the Company set forth in the Credit Agreement and the other Loan Documents (as amended by this Amendment) are true and correct in all respects on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and no Unmatured Event of Default or Event of Default (other than the Existing Covenant Defaults waived in this Amendment) has occurred and is continuing; and

(3)                                  No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Company of this Amendment or the Other Documents or the validity or enforceability against the Company of this Amendment or the Other Documents which have not been obtained and delivered to the Lender.

Section 8.  Miscellaneous.

A.                                   Except as expressly amended and modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B.                                     This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C.                                     This Amendment shall be construed in accordance with and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

D.                                    The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Second Amendment to Credit Agreement to be duly executed as of the day and year first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Joseph J. Sum
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Steven M. Cohen
Steven M. Cohen
Managing Director & Senior Vice President

ACKNOWLEDGMENT, AGREEMENT, CONSENT

AND REAFFIRMATION OF LOAN PARTIES

Each of the undersigned Loan Parties, for good and valuable consideration, receipt of which is hereby acknowledged:  (a) hereby acknowledges receipt of a copy of the foregoing Amendment, acknowledges that such Loan Party has read and reviewed the terms thereof, and acknowledges that such Loan Party has been afforded an adequate opportunity to have the foregoing Amendment reviewed by such Loan Party’s counsel; (b) hereby consents to the terms and conditions of the foregoing Amendment; and (c) hereby acknowledges and agrees that such Loan Party’s duties, obligations and liabilities to the Administrative Agent and/or the Lender under the Guaranty and Collateral Agreement shall be continuing and shall remain in full force and effect against such Loan Party irrespective of the amendments to the Credit Agreement contained in the foregoing Amendment or any other amendments or modifications to any of the other Loan Documents.

In addition to the foregoing, each of the undersigned Loan Parties (i) hereby ratifies, reaffirms and confirms its pledge, hypothecation, and grant of a continuing lien and first priority security interest in favor of the Administrative Agent in all of the assets of such Loan Party pledged to the Administrative Agent under the Guaranty and Collateral Agreement (subject to the terms and conditions set forth therein), and (ii) hereby acknowledges that such pledge shall continue in full force and effect securing the Secured Obligations under and as defined in the Guaranty and Collateral Agreement notwithstanding the execution and delivery of the foregoing Amendment.

IN WITNESS WHEREOF, each of the undersigned Loan Parties has duly executed this Acknowledgment, Agreement, Consent and Reaffirmation of Loan Parties to the Waiver and Second Amendment to Credit Agreement as of April 15, 2010.

MCKINNEY DOOR AND HARDWARE, INC.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer

TRANSIT MIX CONCRETE CO.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer

TRANSIT MIX OF PUEBLO, INC.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Chief Financial Officer

WILLIAMS FURNACE CO.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer

PHOENIX MANUFACTURING, INC.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer

CASTLE CONCRETE COMPANY

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer

EDENS INDUSTRIAL PARK INC.

By:	/s/ Joseph J. Sum
Joseph J. Sum
Treasurer